Exhibit 99.1

THE ONE GROUP HOSPITALITY, INC. ANNOUNCES CLOSING OF RIGHTS OFFERING

Offering Was Oversubscribed

Company Expects Approximately $4 Million Aggregate Gross Proceeds

New York, February 10, 2016—The ONE Group Hospitality, Inc. (NASDAQ:STKS) announced its rights offering (the “Rights Offering”), which generated approximately $4 million in gross proceeds and was oversubscribed, closed on Tuesday, February 9, 2016. The Company issued a total of 1,454,545 shares of common stock at $2.75 per share. This includes 632,582 shares issued to holders upon exercise of their basic subscription rights.

The Company expects the net proceeds of the Rights Offering to be approximately $3.8 million following the deduction of expenses. The Company expects to utilize the net proceeds of the Rights Offering to primarily fund the planned development of the Company’s future STK restaurants.

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. STK Rebel, a more accessibly priced STK with a broader menu, is an extension of the STK brand. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the Company’s determination to commence a rights offering, the development of a trading market for the subscription rights and the Company’s ability to complete the rights offering. In addition, a number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) The ONE Group’s ability to open new restaurants and food and beverage locations in current and additional markets, obtain additional financing, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond the control of The ONE Group that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

ICR
Don Duffy or Michelle Epstein
203-682-8200